Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDMENT No. 1 (the “Amendment”) to the AMENDED AND RESTATED LOAN AGREEMENT (the “Agreement”), dated May 12, 2021, by and between Owl Rock Feeder FIC ORCIC Debt LLC, a Delaware limited liability company (“Lender”) and Owl Rock Core Income Corp., a Maryland corporation (the “Borrower”) is made, entered into and effective as of August 26, 2021 (the “Effective Date”).

RECITALS

WHEREAS, capitalized terms used but not defined herein, have the meaning given thereto in the Agreement; and

WHEREAS, the parties desire to enter into this Amendment to increase the loan amount from a principal sum of up to $75,000,000.00 to $100,000,000.00 (the “Loan Amount”).

AMENDMENTS

NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed as follows:

1.	Paragraph 1 of the Agreement is hereby amended and restated in its entirety as follows:

Loans. Subject to the terms of this Agreement and the Revolving Promissory Note issued by Borrower to Lender in the principal amount of $100,000,000.00 (the “Revolving Note”) in substantially the form attached hereto as Exhibit A, Borrower agrees to take and Lender agrees to make certain Advances (as defined below) of up to and including the Loan Amount, said loan to be evidenced by the Revolving Note. The terms and conditions of the Revolving Note are hereby expressly incorporated herein by reference and made a part hereof.

2.	Exhibit A to the Agreement is hereby amended to reflect that the principal sum that may be borrowed pursuant thereto is hereby increased to $100,000,000.

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IN WITNESS WHEREOF, each of the Borrower and Lender have caused this Amendment to be executed and delivered by its respective duly authorized officer, as of the date first shown above.

Owl Rock Core Income Corp.

By:	/s/ Bryan Cole
Name:	Bryan Cole
Title:	Chief Financial Officer

Owl Rock Feeder FIC ORCIC Debt LLC

By:	/s/ Alan Kirshenbaum
Name:	Alan Kirshenbaum
Title:	Chief Financial Officer of Owl Rock Feeder FIC LLC, Sole Member

Exhibit A

REVOLVING PROMISSORY NOTE

$100,000,000	Dated:

FOR VALUE RECEIVED, OWL ROCK CORE INCOME CORP., a Maryland corporation (“Borrower”), promises to pay to the order of Owl Rock Feeder FIC ORCIC Debt LLC, a Delaware limited liability company (“Lender”), at the time and in the manner set forth in that certain Amended and Restated Loan Agreement, dated May 12, 2021 (as the same may be further amended, modified, supplemented, extended or restated from time to time, (the “Loan Agreement”), at its principal place of business located at 399 Park Avenue, 38th Floor, New York, New York 10022, the principal sum of $100,000,000 (one hundred million dollars), or such lesser amount as may be advanced hereunder from time to time, together with interest on the unpaid principal balance hereof at the rate or rates provided for in the Loan Agreement.

This note is given for one or more advances to be made by the Lender to the Borrower to pursuant to the Loan Agreement, all of the terms and provisions of which are hereby incorporated by reference. Advances, accrued interest and payments shall be posted by the Lender and the Borrower on Schedule A hereto, which shall constitute prima facie evidence of the outstanding principal and interest on the advances. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum set forth in the Loan Agreement.

Except as otherwise expressly provided herein, Borrower waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, without in any way affecting the liability of Borrower to this Note.

If any provision of this Note is invalid or unenforceable, the other provisions of this Note shall remain in full force and effect, and the invalidity of any provision hereof shall not affect the validity or enforceability of any other provision of this Note.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

This Note shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of                     , 202    .

Owl Rock Core Income Corp.

By:
Name:	Bryan Cole
Title:	Chief Financial Officer

SCHEDULE A

to

Promissory Note

The Borrower and Lender shall note on this Schedule A each Advance and each repayment of principal with respect thereto, which shall be prima facie evidence of the outstanding balance of this Promissory Note.

Date	Amount of Advance	Interest Rate	Amount of Principal Paid	Borrower Authorization	Lender Authorization